SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON,D.C. 20549

                                 ---------------


                                    FORM 8-K

                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):November 9, 2006

                       LIGAND PHARMACEUTICALS INCORPORATED
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                                    000-20720
                            (Commission File Number)

                           10275 SCIENCE CENTER DRIVE,
                              SAN DIEGO, CALIFORNIA
                    (Address of principal executive offices)

                                 (858) 550-7500
              (Registrant's telephone number, including area code)

                                   77-0160744
                      (I.R.S. Employer Identification No.)

                                   92121-1117
                                   (Zip Code)




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ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

         On October 25, 2006, Ligand Pharmaceuticals Incorporated ("Ligand" or the "Company") entered into a definitive agreement (the "Real Estate Purchase Agreement") to sell its corporate headquarters building/land and two adjacent undeveloped parcels of land in Torrey Pines Science Center to Slough Estates USA Inc. ("Slough") for an aggregate consideration of $47.6 million and to lease the building back from Slough. This sale transaction closed on November 9, 2006.

         Under the terms of the Real Estate Purchase Agreement, Ligand received cash consideration of approximately $35 million, net of fees, expenses, and existing indebtedness. In addition, Ligand has entered into a 15 year lease arrangement with Slough to lease back the building at a rate of approximately $3 million per year, subject to an annual fixed percentage increase In addition, Ligand will have the right to extend the term of the lease for two five-year periods under the same terms and conditions as the initial term.

         The foregoing description of the Real Estate Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement. The Real Estate Purchase Agreement was attached as Exhibit 10.1 to the Company's Current Report on Form 8-K filed on October 31, 2006 and is incorporated herein by reference.

ITEM 2.02  DISCLOSURE OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

         On November 14, 2006, the Company reported its financial results for its second quarter ended September 30, 2006. A copy of the press release issued by the registrant on November 14, 2006 concerning the foregoing results is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION

         On October 25, 2006, the Company, along with its wholly-owned subsidiary Nexus Equity VI LLC entered into the Real Estate Purchase Agreement as described above. As part of the sale transaction, the Company agreed to enter into a lease agreement (the "Lease") which provides that we will lease back the building for a period of 15 years, as further described below. In connection with the sale transaction, on November 6, 2006, the Company paid off the existing mortgage on the building of approximately $11.6 million. The early payment triggered a prepayment penalty of approximately $0.4 million. The sale transaction subsequently closed on November 9, 2006 and we became obligated under the Lease on that date.

         Under the terms of the lease, the Company will pay a basic annual rent of $3.0 million (subject to an annual fixed percentage increase, as set forth in the agreement), plus a 1% annual management fee, property taxes and other normal and necessary expenses associated with the lease such as utilities, repairs and maintenance, etc. The Company will have the right to extend the lease for two five-year terms and will have the first right of refusal to lease, at market rates, any facilities built on the sold lots.

         The foregoing description of the Real Estate Purchase Agreement and the Lease does not purport to be complete and is qualified in its entirety by reference to such agreements. The Real Estate Purchase Agreement, including the form of the Lease containing all material terms thereof, was attached as Exhibit
10.1 to the Company's Current Report on Form 8-K filed on October 31, 2006 and is incorporated herein by reference.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)      Exhibits

         EXHIBIT NO.       DESCRIPTION

         99.1     Press Release of the Company dated November 14, 2006

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned.


                           LIGAND PHARMACEUTICALS INCORPORATED




Date : November 15,2006    By:   /s/ Warner Broaddus
                           Name:    Warner Broaddus
                           Title:   Vice President, General Counsel & Secretary